                                PRICING AGREEMENT

                                                                November 8, 2002

To the Underwriters named in
Schedule I to the Underwriting Agreement
c/o Salomon Smith Barney, Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

          Everest Re Capital Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust") and Everest Reinsurance Holdings, Inc, a Delaware corporation (the "Guarantor"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), between the Trust and the Guarantor on the one hand and the Underwriters named in Schedule I to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.

          Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust at the purchase price to the Underwriters set out in
Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

          The Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities described below on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. The number of Optional Securities, if any, to be added to the number of Designated Securities to be purchased by each Underwriter shall be that proportion of the Optional Designated Securities described in Schedule II hereto which the number of Designated Securities to be purchased by such Underwriter bears to the aggregate number of Designated Securities (rounded as the Representatives may determine to the nearest 100 securities). Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Trust and the Guarantor given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives, the Guarantor and the Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

                     [This space intentionally left blank.]

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Trust and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                      Very truly yours,


                                      EVEREST REINSURANCE HOLDINGS, INC.


                                      By:_______________________________________
                                      Name:
                                      Title:


                                      EVEREST RE CAPITAL TRUST

                                      By:  Everest Reinsurance Holdings, Inc,
                                           as Depositor


                                      By:_______________________________________
                                      Name:
                                      Title:


Accepted as of the date hereof:

SALOMON SMITH BARNEY, INC.

As Representatives of the Underwriters Named in Schedule I hereto


___________________________________
On behalf of each of the Underwriters named on Schedule I hereto

                                   SCHEDULE I

                                                                        Number of
                                                                        Designated
                                                                     Securities to be
                         Underwriters                                    Purchased
                         ------------                                    ---------
Salomon Smith Barney, Inc. ......................................       1,252,500
Morgan Stanley & Co. Incorporated ...............................       1,252,500

Merrill Lynch, Pierce, Fenner & Smith Incorporated ..............       1,200,000

UBS Warburg LLC .................................................       1,200,000

Wachovia Securities,Inc. ........................................       1,200,000

Bear, Stearns & Co. Inc .........................................         200,000

Deutsche Banc Alex. Brown Inc. ..................................         200,000

Goldman, Sachs & Co. ............................................         200,000

Lehman Brothers, Inc. ...........................................         200,000


First Tier Syndicate (as set forth in Attachment A hereto) ......         750,000

Second Tier Syndicate (as set forth in Attachment B hereto ......         345,000
                                                                      ------------

        Total ...................................................       8,000,000
                                                                      ============

                                  ATTACHMENT A

                                                                     Number of
                                                                    Designated
                                                                 Securities to be
             Underwriters in First Tier Syndicate                   Purchased
             ------------------------------------                   ---------
A.G. Edwards & Sons, Inc.                                             50,000

Banc of America Securities LLC                                        50,000

Charles Schwab & Co., Inc.                                            50,000

CIBC World Markets Corp.                                              50,000

Cochran, Caronia & Co.                                                50,000

Dain Rauscher Incorporated                                            50,000

H&R Block Financial Advisors, Inc.                                    50,000

Keefe, Bruyette & Woods, Inc.                                         50,000

Legg Mason Wood Walker, Incorporated                                  50,000

Prudential Securities Incorporated                                    50,000

Quick & Reilly, Inc.                                                  50,000

Sandler O'Neal & Partners, L.P.                                       50,000

TD Waterhouse, Inc.                                                   50,000

US Bancorp Piper Jaffray Inc.                                         50,000

Wells Fargo Van Kasper, LLC                                           50,000
                                                                 ---------------

        Total ..............................................         750,000
                                                                 ===============

                                  ATTACHMENT B

                                                                         Number of
                                                                         Designated
                                                                      Securities to be
             Underwriters in Second Tier Syndicate                        Purchased
             -------------------------------------                        ---------
Advest Inc.                                                                15,000

Bank One Capital Markets, Inc.                                             15,000

BB&T Capital Markets                                                       15,000

C.L. King & Associates, Inc.                                               15,000

D.A. Davidson & Co.                                                        15,000

Davenport & Company LLC                                                    15,000

Fahnestock & Co. Inc.                                                      15,000

Ferris, Baker Watts Inc.                                                   15,000

Fifth Third Securities, Inc.                                               15,000

J.J.B Hilliard, W.L. Lyons, Inc.                                           15,000

Janney Montgomery Scott Inc.                                               15,000

McDonald Investments, Inc.                                                 15,000

Mesirow Financial, Inc.                                                    15,000

Morgan Keegan & Company, Inc.                                              15,000

Parker / Hunter Incorporated                                               15,000

Pershing, a Division of Donaldson, Lufkin & Jenrette                       15,000

Raymond James & Associates, Inc.                                           15,000

Robert W. Baird & Co. Incorporated                                         15,000

Ryan, Beck & Co., Inc.                                                     15,000

Southwest Securities, Inc.                                                 15,000

Stifel, Nicolaus & Company Incorporated                                    15,000

SunTrust Capital Markets, Inc.                                             15,000

William Blair & Company, L.L.C                                             15,000
                                                                     ----------------

        Total ...............................................             345,000
                                                                     ================

                                   SCHEDULE II

DESIGNATED TRUST:

Everest Re Capital Trust

TITLE OF DESIGNATED SECURITIES:

7.85% Preferred Securities

AGGREGATE PRINCIPAL AMOUNT:

Aggregate principal amount of Designated Securities:
$200,000,000

Maximum aggregate principal amount of Optional Designated Securities:
$25,000,000

PRICE TO PUBLIC:

100% of the principal amount of the Designated Securities, plus accrued distributions, if any, from November 14, 2002

PURCHASE PRICE BY UNDERWRITERS:

100% of the principal amount of the Designated Securities, plus accrued distributions, if any, from November 14, 2002

UNDERWRITERS' COMPENSATION:

$0.7875 per Designated Security

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

New York Clearing House same-day funds

ACCOUNTANTS' LETTER TO BE
DELIVERED ON DATE OF PRICING AGREEMENT:

Yes.

TRUST AGREEMENT:

Amended and Restated Trust Agreement dated November 14, 2002, between the Guarantor and the Trustees named therein

INDENTURE:

Junior Subordinated Indenture dated as of November 14, 2002, between the Guarantor and JPMorgan Chase Bank, as Indenture Trustee, as supplemented by a First Supplemental Indenture thereto among the Guarantor, the Indenture Trustee and Everest Re Group, Ltd.

GUARANTEE:

Guarantee Agreement, dated as of November 14, between Guarantor and Guarantee Trustee

MATURITY:

November 14, 2032

INTEREST RATE:

7.85%

INTEREST PAYMENT DATES:

Each February 15, May 15, August 15 and November 15, commencing February 15,
2003.

EXTENSION PERIOD:

From time to time, but in any one case not to exceed 20 quarters.

REDEMPTION PROVISIONS:

Redemption upon a Tax Event and Investment Company Event (each as defined in the Indenture).

Redemable in whole or in part from time to time from and after November 14, 2007 at the option of the Guarantor.

SINKING FUND PROVISIONS:

No sinking fund provisions.

TIME OF DELIVERY:

10:00 a.m., New York City time November 14, 2002

CLOSING LOCATION:

Mayer, Brown, Rowe & Maw
190 South LaSalle Street
Chicago, Illinois 60603

NAMES AND ADDRESSES OF REPRESENTATIVES:

Salomon Smith Barney, Inc.                     Morgan Stanley & Co.
Attention: Peter Aherne                        Attention: Michael Fusco
388 Greenwich Street                           1585 Broadway
New York, New York 10013                       New York, New York 10036